Exhibit 15

LETTER IN LIEU OF CONSENT FOR REVIEW REPORTS

August 3, 2020

To the Board of Directors and Shareholders of

The Boeing Company

Chicago, Illinois

We are aware that our reports dated April 29, 2020, and July 29, 2020, on our review of interim financial information of The Boeing Company and subsidiaries appearing in The Boeing Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, and June 30, 2020, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois